UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of Earliest Event Reported)

March 6, 2009
General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
110 N. Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)
(312) 960-5000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(e) On March 6, 2009, General Growth Properties, Inc. (the “Company”) entered into amendments (the “Amendments”) to the employment agreements dated as of October 26, 2008 with Adam S. Metz, the Company’s Chief Executive Officer, and Thomas H. Nolan, Jr., the Company’s President (the “Agreements”).
The Amendments remove the interim designation from the titles of Messrs. Metz and Nolan, and extend the term of the Agreements from October 26, 2009 to December 31, 2010. The Amendments provide that from and after October 26, 2009, Messrs. Metz and Nolan will be entitled to participate in the Company’s then existing compensation and equity plans in a manner commensurate with their positions.
The above description of the Amendments is qualified in its entirety by reference to the Amendments, which are attached as exhibits hereto and are hereby incorporated by reference.
ITEM 8.01 OTHER EVENTS
On March 9, 2009, the Company issued a press release announcing that its subsidiary, The Rouse Company LP (“TRCLP”), commenced a solicitation on such date to obtain consents from the holders of TRCLP’s unsecured notes to forbear from exercising remedies with respect to various payment and other defaults under the notes through December 31, 2009.
A copy of such information is being filed as Exhibit 99.1 of this report.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of March 6, 2009 by and among the Company, GGP Limited Partnership and Adam S. Metz.

10.2	Amendment to Employment Agreement, dated as of March 6, 2009 by and among the Company, GGP Limited Partnership and Thomas H. Nolan, Jr.

99.1	Press release dated March 9, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.
By:	/s/ Thomas H. Nolan, Jr.
Thomas H. Nolan, Jr.
President

Date: March 9, 2009

EXHIBIT INDEX

Exhibit
Number	Name

10.1	Amendment to Employment Agreement, dated as of March 6, 2009 by and among the Company, GGP Limited Partnership and Adam S. Metz.

10.2	Amendment to Employment Agreement, dated as of March 6, 2009 by and among the Company, GGP Limited Partnership and Thomas H. Nolan, Jr.

99.1	Press release dated March 9, 2009.